KRANTOR CORPORATION


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                         Unanimous Consent of Directors
                               In Lieu of Meeting

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                                  March 7, 1997

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         The  undersigned,  being all of the  directors of Krantor  Corporation,
hereby  consent  to,  authorize,   approve,   ratify  and  adopt  the  following
resolutions as though done at a formal meeting:

1.       Approval for Reverse Split

         Resolved, that this corporation declare and implement and does hereby declare and implement a one (1) for twenty-five (25) reverse stock split of this corporation's common stock to the holders of this corporation's common stock of record as of March 10, 1997 as more particularly set forth in the proxy statement, a copy of which is attached to and made a part hereof, which has been reviewed by and is hereby approved by all of the undersigned. The designed business purpose of such reverse stock split is to decrease the number of outstanding shares in order to improve the marketability of the shares and generate interest in further equity financing. Such split shall be effectuated by requesting stockholders subject to the decrease in outstanding securities to surrender their current stock certificates to be replaced by new certificates exhibiting and evidencing the decreased share ownership and payment for resulting fractional shares. The declaration of the referenced reverse stock split as provided in the proxy statement shall be submitted for review and acceptance by shareholders holding this corporation's common stock of record as of March 10, 1997 at the 1996 Annual Stockholders meeting scheduled for April 30, 1997 as hereafter approved and such annual meeting is hereby called to be held at this corporation's principal offices at 120 East Industry Court, Deer Park, New York at 10:00 a.m. Upon receipt of such stockholders approval of the said Reverse Split same shall be implemented by the filing of an Amendment to this corporation's Certificate of Incorporation in the form as attached to and made an exhibit hereto, a copy of which has been reviewed and approved by all of the undersigned.

2.       Authorization of Transfer Agent

         Resolved, that if and when the stock reverse split of this corporation's common stock is approved by this corporation's stockholders this corporation by this consent does authorize this corporation's transfer agent to effectuate the referenced and resolved stock split by issuing replacement certificates, as current certificates are surrendered, exhibiting share amounts proportionate to the decrease in shares outstanding on the record date at the rate of one (1) share for each twenty-five (25) current shares owned of record on the record date, and said transfer agent is hereby authorized to reflect resultant decrease in individual shareholdings on the official stock records of this corporation.

3.       Notice to Shareholders

         Resolved, that if and when the stock reverse split of this corporation's common stock is approved by this corporation's stockholders the appropriate officers of this corporation are authorized to send notice to all shareholders of this corporation notifying them of the change in their securities ownership as a result of the reverse split and directing them to surrender their stock certificates for replacement with certificates exhibiting ownership of the decreased shares, in substantially the format attached hereto and made a part hereof, such form of notice having been reviewed and approved by each of the undersigned.

4.  Amendment to By-Laws

         Resolved, that the By-Laws of this corporation be amended to provide that where Shareholder approval is requested or mandated on any particular matter that a quorum for purposes of having a legally convened shareholders meeting, whether special or annual, shall be at least one third the number of shares outstanding on the record date for such shareholders meeting.

                                      EX-4

5.       Election of Board of Directors

         Resolved, At the stated 1996 Annual Meeting, the following persons are hereby nominated for election or re-election to the Board of Directors by the stockholders of this corporation:

         Henry J. Platek, Jr.

         Mair Faibish

         Mitchell Gerstein

         Dominic Marsicovetere

         Michael Ferrone

6.       Proxy Statement

         Resolved, that a Proxy and Proxy Statement, in substantially the format as attached to and made a part hereof, having been reviewed by all of the undersigned, shall be mailed and made available to all in connection with the aforementioned 1996 Annual Meeting.

7.       Implementation

         Resolved, that the proper officers of this corporation be and they are hereby authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions.

                              /s/ Henry J. Platek, Jr.
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                                  Henry J. Platek, Jr.

                              /s/ Mair Faibish
                              --------------------------
                                  Mair Faibish

                              /s/ Mitchell Gerstein
                              --------------------------
                                  Mitchell Gerstein

                              /s/ Dominic Marsicovetere
                              --------------------------
                                  Dominic Marsicovetere

                              /s/ Michael Ferrone
                              --------------------------
                                  Michael Ferrone

                                      EX-5